EXHIBIT 99d

Certification Pursuant to 18 U.S.C. Section 13250 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certify as follows:

  Robert P. Gannon is the Chief Executive Officer of Touch America Holdings, Inc. (the "Company").
  Jerrold P. Pedersen is the Chief Financial Officer of the Company.

3. To the best of our knowledge:

    The Company's Form 10-K/A for the period ended December 31, 2001 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and
    The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
  This Certification is being provided solely to comply with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the accompanying Report, including for purposes of Section 18 of the Exchange Act, or as a separate disclosure document.

Dated: October 16, 2002

/s/Robert P. Gannon

Robert P. Gannon

Chief Executive Officer

/s/J. P. Pederson

J. P. Pederson

Chief Financial Officer